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                                                                       EXHIBIT 5
                                [Letterhead of]

                            CRAVATH, SWAINE & MOORE








                                                               December 20, 1995


                               Witco Corporation
                       Registration Statement on Form S-3


Dear Sirs:

                  We have acted as counsel to you (the "Company") in connection with the preparation and filing of the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to $500,000,000 aggregate initial offering price of senior and subordinated unsecured debt securities ("Debt Securities"), Preferred Stock, without par value, of the Company ("Preferred Stock"), and Common Stock, $5.00 par value per share, of the Company ("Common Stock"), for issuance from time to time pursuant to Rule 415 under the Securities Act.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records and other instruments as we have deemed necessary or appropriate for this opinion.

                  Based upon the foregoing, we are of opinion as follows:

                  (a) The Debt Securities, when duly authorized, executed, authenticated and delivered against payment therefor, will be validly issued and will constitute binding obligations of the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization,




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         moratorium or other laws affecting creditors' rights generally from time to time in effect.

                  (b) The shares of Preferred Stock, when duly authorized and issued for consideration determined by the Board of Directors of the Company, will be validly issued, fully paid and non-assessable.

                  (c) The shares of Common Stock, when duly authorized and issued for consideration having a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.

                  We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the heading "Legal Matters" in the Preliminary Prospectus constituting a part of the Registration Statement. This opinion is being furnished to you solely for your benefit in connection with the Registration Statement. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose except as herein provided.


                               Very truly yours,

                               /s/ Cravath, Swaine & Moore



Witco Corporation
      One American Lane
           Greenwich, CT 06831




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